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Deloitte & Touche LLP
360 Main Street, Suite 2300
Winnipeg, Manitoba R3C 3Z3
Canada

Tel: (204) 942-0051
Fax: (204) 947-9390
www.deloitte.ca
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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Great-West Lifeco Inc. on Amendment No. 1 to Form F-8 of our report dated January 29, 2003 and our report dated January 30, 2002 and incorporated by reference in the Annual Information Form of Great-West Lifeco Inc., dated April 25, 2002.



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Chartered Accountants

Winnipeg, Manitoba
May 2, 2003


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